CUSIP NO. 042564203	Page 10 of 12 Pages

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G with respect to the Common Stock, par value $0.0001 per share, of Arno Therapeutics, Inc., dated as of November 8, 2013, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Date: November 8, 2013	SOROS FUND MANAGEMENT LLC

	By:	/s/ Jay Schoenfarber
Jay Schoenfarber
Deputy General Counsel

Date: November 8, 2013	GEORGE SOROS

	By:	/s/ Jay Schoenfarber
Jay Schoenfarber
Attorney-in-Fact

Date: November 8, 2013	ROBERT SOROS

	By:	/s/ Jay Schoenfarber
Jay Schoenfarber
Attorney-in-Fact